Exhibit 99.1
IBM RELEASES FIRST-QUARTER RESULTS
Results exceed expectations driven by strong Software revenue growth, significant gross margin expansion and solid free cash flow

ARMONK, N.Y., April 23, 2025 . . . IBM (NYSE: IBM) today announced first-quarter 2025 earnings results.
“We exceeded expectations for revenue, profitability and free cash flow in the quarter, led by strength across our Software portfolio. There continues to be strong demand for generative AI and our book of business stands at more than $6 billion inception-to-date, up more than $1 billion in the quarter," said Arvind Krishna, IBM chairman, president and chief executive officer. "We remain bullish on the long-term growth opportunities for technology and the global economy. While the macroeconomic environment is fluid, based on what we know today, we are maintaining our full-year expectations for revenue growth and free cash flow."
First-Quarter Highlights
•Revenue
–Revenue of $14.5 billion, up 1 percent, up 2 percent at constant currency
–Software revenue up 7 percent, up 9 percent at constant currency
–Consulting revenue down 2 percent, flat at constant currency
–Infrastructure revenue down 6 percent, down 4 percent at constant currency
•Profit
–Gross Profit Margin: GAAP: 55.2 percent, up 170 basis points; Operating (Non-GAAP): 56.6 percent, up 190 basis points
–Pre-Tax Income Margin: GAAP: 8.0 percent, up 50 basis points; Operating (Non-GAAP): 12.0 percent, up 50 basis points
•Cash Flow
–Net cash from operating activities of $4.4 billion; free cash flow of $2.0 billion

	FIRST-QUARTER 2025 INCOME STATEMENT SUMMARY
	Revenue		Gross Profit	Gross Profit Margin		Pre-tax Income	Pre-tax Income Margin		Net Income		Diluted Earnings Per Share
GAAP from Continuing Operations	$14.5B		$8.0B	55.2%		$1.2B	8.0%		$1.1B		$1.12
Year/Year	1	%(1)	4%	1.7	Pts	8%	0.5	Pts	(33)	%(2)	(34)%
Operating (Non-GAAP)			$8.2B	56.6%		$1.7B	12.0%		$1.5B		$1.60
Year/Year			4%	1.9	Pts	5%	0.5	Pts	(3)%		(5)%
(1) 2% at constant currency.
(2) GAAP 2024 net income includes a benefit from income taxes due to the resolution of certain tax audit matters.

“Revenue growth, once again led by Software, combined with our productivity initiatives, drove significant gross margin expansion and operating leverage in the quarter," said James Kavanaugh, IBM senior vice president and chief financial officer. "With our focus on the fundamentals of our business, we continue to maintain a strong liquidity position and yield solid free cash flow. This enables us to both invest in our business and return value to shareholders through dividends.”

Segment Results for First Quarter
•Software — revenues of $6.3 billion, up 7 percent, up 9 percent at constant currency:
–Hybrid Cloud (Red Hat) up 12 percent, up 13 percent at constant currency
–Automation up 14 percent, up 15 percent at constant currency
–Data up 5 percent, up 7 percent at constant currency
–Transaction Processing flat, up 2 percent at constant currency

•Consulting — revenues of $5.1 billion, down 2 percent, flat at constant currency:
–Strategy and Technology down 3 percent, down 1 percent at constant currency
–Intelligent Operations down 2 percent, flat at constant currency

•Infrastructure — revenues of $2.9 billion, down 6 percent, down 4 percent at constant currency:
–Hybrid Infrastructure down 9 percent, down 7 percent at constant currency
•IBM Z down 15 percent, down 14 percent at constant currency
•Distributed Infrastructure down 5 percent, down 4 percent at constant currency
–Infrastructure Support down 3 percent, flat at constant currency

•Financing — revenues of $0.2 billion, down 1 percent, up 2 percent at constant currency
Cash Flow and Balance Sheet
In the first quarter, the company generated net cash from operating activities of $4.4 billion, up $0.2 billion year to year. IBM’s free cash flow was $2.0 billion, up $0.1 billion year to year. The company returned $1.5 billion to shareholders in dividends in the first quarter and invested $7.1 billion in acquisitions, including the acquisition of HashiCorp.
IBM ended the first quarter with $17.6 billion of cash, restricted cash and marketable securities, up $2.8 billion from year-end 2024. Debt, including IBM Financing debt of $10.0 billion, totaled $63.3 billion, up $8.3 billion year to date.
Expectations
•Revenue: The company continues to expect full-year constant currency revenue growth of at least 5 percent. At current foreign exchange rates, currency is expected to be about a one to one-and-a-half-point tailwind to growth for the year.
–The company expects second-quarter revenue to be in the range of $16.40 billion to $16.75 billion.
•Free cash flow: The company continues to expect about $13.5 billion in free cash flow for the full year.
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including, but not limited to, the following: a downturn in economic environment and client spending budgets; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; the company’s ability to successfully manage acquisitions, alliances and divestitures, including integration challenges, failure to achieve objectives, the assumption or retention of liabilities and higher debt levels; fluctuations in financial results; impact of local legal, economic, political, health and other conditions; the company’s failure to meet growth and productivity objectives; ineffective internal controls; the company’s use of accounting estimates; impairment of the company’s goodwill or amortizable intangible assets; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product and service quality issues; the development and use of AI and generative AI, including the company's increased offerings and use of AI-based technologies; impacts of business with government clients; reliance on third party distribution channels and ecosystems; cybersecurity, privacy, and AI considerations; adverse effects related to climate change and other environmental matters; tax matters; legal proceedings and investigatory risks; the company’s pension plans; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission or in materials incorporated therein by reference.
Any forward-looking statement in this release speaks only as of the date on which it is made. Except as required by law, the company assumes no obligation to update or revise any forward-looking statements.
Presentation of Information in this Press Release
For generative AI, book of business includes Software transactional revenue, SaaS Annual Contract Value and Consulting signings. The generative AI book of business is further defined within Exhibit 99.2 in the Form 8-K that includes this press release.
In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information, which management believes provides useful information to investors:
IBM results —
•adjusting for currency (i.e., at constant currency);
•presenting operating (non-GAAP) earnings per share amounts and related income statement items;
•free cash flow;
•net cash from operating activities excluding IBM Financing receivables;
•adjusted EBITDA.
The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.
Conference Call and Webcast
IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. ET, today. The Webcast may be accessed via a link at https://www.ibm.com/investor/events/earnings-1q25. Presentation charts will be available shortly before the Webcast.
Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Sarah Meron, 347-891-1770
sarah.meron@ibm.com

Tim Davidson, 914-844-7847
tfdavids@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION
COMPARATIVE FINANCIAL RESULTS
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31,
	2025	2024
REVENUE BY SEGMENT
Software	$6,336	$5,899
Consulting	5,068	5,186
Infrastructure	2,886	3,076
Financing	191	193
Other	61	108
TOTAL REVENUE	14,541	14,462

GROSS PROFIT	8,031	7,742

GROSS PROFIT MARGIN
Software	83.6%	82.4%
Consulting	27.3%	25.3%
Infrastructure	52.8%	54.2%
Financing	45.8%	48.5%

TOTAL GROSS PROFIT MARGIN	55.2%	53.5%

EXPENSE AND OTHER INCOME
SG&A	4,886	4,974
R&D	1,950	1,796
Intellectual property and custom development income	(253)	(216)
Other (income) and expense	(165)	(317)
Interest expense	455	432
TOTAL EXPENSE AND OTHER INCOME	6,873	6,669

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,158	1,074
Pre-tax margin	8.0%	7.4%
Provision for/(Benefit from) income taxes (1)	103	(502)
Effective tax rate (1)	8.9%	(46.7)%

INCOME FROM CONTINUING OPERATIONS	$1,054	$1,575

DISCONTINUED OPERATIONS
Income from discontinued operations, net of taxes	1	30

NET INCOME	$1,055	$1,605

EARNINGS PER SHARE OF COMMON STOCK
Assuming Dilution
Continuing Operations	$1.12	$1.69
Discontinued Operations	$0.00	$0.03
TOTAL	$1.12	$1.72

Basic
Continuing Operations	$1.14	$1.72
Discontinued Operations	$0.00	$0.03
TOTAL	$1.14	$1.75

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s)
Assuming Dilution	945.4	933.4
Basic	928.0	917.2

(1) 2024 includes a benefit from income taxes due to the resolution of certain tax audit matters.

INTERNATIONAL BUSINESS MACHINES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(Dollars in Millions)	At March 31, 2025	At December 31, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$11,035	$13,947
Restricted cash	126	214
Marketable securities	6,430	644
Notes and accounts receivable - trade, net	5,857	6,804
Short-term financing receivables, net	5,715	7,159
Other accounts receivable, net	897	947
Inventories	1,431	1,289
Deferred costs	1,074	959
Prepaid expenses and other current assets	2,770	2,520
Total Current Assets	35,336	34,482

Property, plant and equipment, net	5,742	5,731
Operating right-of-use assets, net	3,323	3,197
Long-term financing receivables, net	4,920	5,353
Prepaid pension assets	7,670	7,492
Deferred costs	769	788
Deferred taxes	7,594	6,978
Goodwill	66,065	60,706
Intangibles, net	12,392	10,660
Investments and sundry assets	1,856	1,787
Total Assets	$145,667	$137,175

LIABILITIES:
Current Liabilities:
Taxes	$1,573	$2,033
Short-term debt	6,913	5,089
Accounts payable	3,585	4,032
Deferred income	15,057	13,907
Operating lease liabilities	798	768
Other liabilities	7,179	7,313
Total Current Liabilities	35,106	33,142

Long-term debt	56,371	49,884
Retirement-related obligations	9,536	9,432
Deferred income	3,844	3,622
Operating lease liabilities	2,753	2,655
Other liabilities	11,105	11,048
Total Liabilities	118,714	109,783

EQUITY:
IBM Stockholders’ Equity:
Common stock	61,913	61,380
Retained earnings	150,703	151,163
Treasury stock - at cost	(170,160)	(169,968)
Accumulated other comprehensive income/(loss)	(15,575)	(15,269)
Total IBM Stockholders’ Equity	26,880	27,307

Noncontrolling interests	72	86
Total Equity	26,953	27,393

Total Liabilities and Equity	$145,667	$137,175

INTERNATIONAL BUSINESS MACHINES CORPORATION
CASH FLOW
(Unaudited)

	Three Months Ended March 31,
(Dollars in Millions)	2025	2024
Net Income from Operations	$1,055	$1,605
Depreciation/Amortization of Intangibles (1)	1,177	1,132
Stock-based Compensation	401	320
Operating assets and liabilities/Other, net (2)	(350)	(785)
IBM Financing A/R	2,087	1,897
Net Cash Provided by Operating Activities	$4,370	$4,168

Capital Expenditures, net of payments & proceeds	(321)	(361)
Divestitures, net of cash transferred	(1)	703
Acquisitions, net of cash acquired	(7,098)	(82)
Marketable Securities / Other Investments, net	(5,559)	(4,469)
Net Cash Provided by/(Used in) Investing Activities	$(12,979)	$(4,210)

Debt, net of payments & proceeds	7,092	3,382
Dividends	(1,549)	(1,522)
Financing - Other	(100)	17
Net Cash Provided by/(Used in) Financing Activities	$5,443	$1,877

Effect of Exchange Rate changes on Cash	167	(159)
Net Change in Cash, Cash Equivalents and Restricted Cash	$(2,999)	$1,676

(1) Includes operating lease right-of-use assets amortization.
(2) 2024 includes the reduction of tax reserves.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended March 31,
(Dollars in Billions)	2025	2024	Yr/Yr
Net Income as reported (GAAP)	$1.1	$1.6	$(0.5)
Less: Income from discontinued operations, net of tax	0.0	0.0	0.0
Income from continuing operations	1.1	1.6	(0.5)
Provision for/(Benefit from) income taxes from continuing ops.	0.1	(0.5)	0.6
Pre-tax income from continuing operations (GAAP)	1.2	1.1	0.1
Non-operating adjustments (before tax)
Acquisition-related charges (1)	0.6	0.5	0.1
Non-operating retirement-related costs/(income)	0.0	0.1	(0.1)

Operating (non-GAAP) pre-tax income from continuing ops.	1.7	1.7	0.1

Net interest expense	0.3	0.2	0.0
Depreciation/Amortization of non-acquired intangible assets	0.7	0.7	0.0
Stock-based compensation	0.4	0.3	0.1
Workforce rebalancing charges	0.3	0.4	(0.1)
Corporate (gains) and charges (2)	0.0	(0.2)	0.2

Adjusted EBITDA	$3.4	$3.0	$0.4

(1) Primarily consists of amortization of acquired intangible assets.
(2) Corporate (gains) and charges primarily consists of unique corporate actions such as gains on divestitures.

INTERNATIONAL BUSINESS MACHINES CORPORATION
SEGMENT DATA
(Unaudited)

	Three Months Ended March 31, 2025

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$6,336	$5,068	$2,886	$191
Segment Profit	$1,847	$558	$248	$69
Segment Profit Margin	29.1%	11.0%	8.6%	35.8%
Change YTY Revenue	7.4%	(2.3)%	(6.2)%	(0.8)%
Change YTY Revenue - Constant Currency	9.0%	(0.5)%	(4.3)%	2.2%

	Three Months Ended March 31, 2024

(Dollars in Millions)	Software	Consulting	Infrastructure	Financing
Revenue	$5,899	$5,186	$3,076	$193
Segment Profit	$1,500	$424	$311	$92
Segment Profit Margin	25.4%	8.2%	10.1%	47.7%

INTERNATIONAL BUSINESS MACHINES CORPORATION
U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION
(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended March 31, 2025
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts		Operating (Non-GAAP)
Gross Profit	$8,031	$201		$—		$—		$8,232
Gross Profit Margin	55.2%	1.4	pts	—	pts	—	pts	56.6%
SG&A	$4,886	$(353)		$—		$—		$4,533
R&D	1,950	(4)		—		—		1,946
Other (Income) & Expense	(165)	—		(23)		—		(187)
Total Expense & Other (Income)	6,873	(357)		(23)		—		6,494
Pre-tax Income from Continuing Operations	1,158	557		23		—		1,738
Pre-tax Income Margin from Continuing Operations	8.0%	3.8	pts	0.2	pts	—	pts	12.0%
Provision for/(Benefit from) Income Taxes (3)	$103	$128		$(12)		$2		$221
Effective Tax Rate	8.9%	4.5	pts	(0.8)	pts	0.1	pts	12.7%
Income from Continuing Operations	$1,054	$429		$35		$(2)		$1,517
Income Margin from Continuing Operations	7.3%	3.0	pts	0.2	pts	0.0	pts	10.4%
Diluted Earnings Per Share: Continuing Operations	$1.12	$0.45		$0.04		$0.00		$1.60

	Three Months Ended March 31, 2024
	Continuing Operations
	GAAP	Acquisition- Related Adjustments (1)		Retirement- Related Adjustments (2)		Tax Reform Impacts (4)		Operating (Non-GAAP)
Gross Profit	$7,742	$170		$—		$—		$7,913
Gross Profit Margin	53.5%	1.2	pts	—	pts	—	pts	54.7%
SG&A	$4,974	$(268)		$—		$—		$4,706
R&D	1,796	—		—		—		1,796
Other (Income) & Expense	(317)	(50)		(96)		—		(463)
Total Expense & Other (Income)	6,669	(318)		(96)		—		6,255
Pre-tax Income from Continuing Operations	1,074	488		96		—		1,658
Pre-tax Income Margin from Continuing Operations	7.4%	3.4	pts	0.7	pts	—	pts	11.5%
Provision for/(Benefit from) Income Taxes (3)	$(502)	$142		$5		$448		$94
Effective Tax Rate	(46.7)%	22.3	pts	3.0	pts	27.0	pts	5.6%
Income from Continuing Operations	$1,575	$346		$91		$(448)		$1,564
Income Margin from Continuing Operations	10.9%	2.4	pts	0.6	pts	(3.1)	pts	10.8%
Diluted Earnings Per Share: Continuing Operations	$1.69	$0.37		$0.10		$(0.48)		$1.68

(1)Includes amortization of acquired intangible assets, in-process R&D, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. 2024 also includes a loss of $50 million on foreign exchange derivative contracts entered into by the company prior to the acquisition of StreamSets and webMethods from Software AG.
(2)Includes amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs.
(3)The tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the GAAP pre-tax income.
(4)2024 includes a benefit from income taxes due to the resolution of certain tax audit matters.

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO FREE CASH FLOW RECONCILIATION
(Unaudited)

	Three Months Ended March 31,
(Dollars in Millions)	2025	2024
Net Cash from Operations per GAAP	$4,370	$4,168

Less: change in IBM Financing receivables	2,087	1,897

Net cash from operating activities excl. IBM Financing receivables	2,283	2,271

Capital Expenditures, net	(321)	(361)

Free Cash Flow	$1,962	$1,910

INTERNATIONAL BUSINESS MACHINES CORPORATION
GAAP OPERATING CASH FLOW TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three Months Ended March 31,
(Dollars in Billions)	2025	2024
Net Cash Provided by Operating Activities	$4.4	$4.2

Add:
Net interest expense	0.3	0.2
Provision for/(Benefit from) income taxes from continuing operations	0.1	(0.5)

Less change in:
Financing receivables	2.1	1.9
Other assets and liabilities/other, net (1)	(0.7)	(1.0)

Adjusted EBITDA	$3.4	$3.0

(1)Other assets and liabilities/other, net mainly consists of Operating assets and liabilities/Other, net in the Cash Flow chart, workforce rebalancing charges, non-operating impacts and corporate (gains) and charges.